AMENDMENT TO FUND PARTICIPATION AGREEMENT

This Amendment to the Fund Participation Agreement ("Agreement") dated June 1, 1998, as amended, by and among, Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the “Trust”), Janus Capital Management LLC, successor-in-interest to Janus Capital Corporation, (the “Adviser”), and Great-West Life & Annuity Insurance Company, a Colorado life insurance company (the “Company”) is effective as of January 31, 2007.

AMENDMENT

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.  Schedule B of this Agreement shall be deleted and replaced with the attached Schedule B.

2.  All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

GREAT-WEST LIFE & ANNUITY
INSURANCE COMPANY

By: /s/ Ron Laeyendecker
Name:	Ron Laeyendecker
Title:	Vice President, Life Insurance Markets

JANUS ASPEN SERIES

By:   /s/ Kelley Abbott Howes
Name: Kelley Abbott Howes
Title:	President and CEO

JANUS CAPITAL MANAGEMENT LLC

By: /s/ Dominic C. Martellaro
Name: Dominic C. Martellaro
Title:	Executive Vice President

SCHEDULE B

Designated Portfolios

All Portfolios of Janus Aspen Series open to new investors (as set forth in the current prospectus of Janus Aspen Series).